                                                                   EXHIBIT 10.16

[CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. OMITTED PORTIONS: SECTIONS 1.1 (IN PART), 2.2 (IN PART), 3.2 (IN PART),
3.3 (IN PART), 3.4 (IN PART), 4.1 (IN PART), 4.7(a) (IN PART), 4.8, 5.4 (IN
PART), 6.1 (IN PART), 7.1(a) (IN PART), 7.1(b) (IN PART), 7.2 (IN PART), 7.4 (IN
PART), 9.1 (IN PART), 9.3(a) (IN PART), 9.3(b) (IN PART) AND 10.2(d). OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

THIS AGREEMENT is made on 4 May 2000

BETWEEN:

(1) YAHOO! SVERIGE AB a company incorporated in Sweden under registration number 556542-8090, with registered office at Kopmangatan 15, BV, S-111 31 Stockholm (Yahoo!)

(2) CELLPOINT SYSTEMS AB a company incorporated in Sweden, with registered office at Sofielundsvagen, 4 SE-191 47 Sollentuna (CellPoint)

BACKGROUND:

(A) CellPoint has developed a product called "CellPoint Finder" which permits the location of a device to be communicated to another device.

(B) CellPoint and Yahoo! wish jointly to promote and sell this product, leveraging the Yahoo! name, on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  In this Agreement, the following words have the following meanings:

     "BRAND"                    "Find a Friend" and all translations and representations
                                thereof and all words or phrases having substantially the
                                same meaning in any language and all devices, designs, logos and the like representing the same;

     "TELCO AGREEMENT"          An agreement between Yahoo! and a Telco substantially in the terms set out in Schedule 2;

     "TECHNOLOGY LICENCE"       The agreement for the licence of the Technology between the
                                Telco and CellPoint substantially in the terms set out in
                                Schedule 3;

     "INTEGRATION SERVICE"      The service to be provided by CellPoint and as may be
                                specified pursuant to Clause 4;

     "INTELLECTUAL PROPERTY     All registered or unregistered legal and beneficial
     RIGHTS"                    intellectual and industrial property rights (including,
                                without limitation, copyright and related rights, database right, patents, trade and service marks and names and trade secret rights) throughout the world no matter what such
                                rights may be known as in any particular country in the
                                world;

     "SERVICE"                  CellPoint Finder, a service based on the Technology that
                                enables users of mobile telephones and other mobile
                                information devices to find the current location of
                                specified other users;

     "TECHNOLOGY"               The CellPoint Finder software as described in Schedule 1 and all developments and enhancements made thereto during the
                                term of this Agreement;

     "TELCO"                    Any operator or provider of mobile telephony services;

     "TERRITORY"                [Omitted based upon a request for confidential treatment
                                pursuant to Rule 24B-2 under the Securities Exchange Act of
                                1934. The omitted portion has been filed separately with the
                                Securities and Exchange Commission.]

     "USER"                     Any person using or being located by means of the Service;

     "USER DATA"                All information relating to a User, including without
                                limitation:

                                - Identity and registration details

                                - usage of the Service and the relevant telecommunications system

                                - the Telco or other service provider used by the User.

2.   CO-OPERATION

2.1 The parties agree to co-operate for the duration of this Agreement in accordance with this Agreement.

2.2 Yahoo! shall [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] to market the Service to Telcos in the Territory and will consult with CellPoint where changes to the Service are required by a Telco.

2.3  This Agreement shall apply in the Territory only.

3.   PROVISION OF SERVICE

3.1 Yahoo! shall not be restricted from promoting products or services similar to the Service in the Territory itself or with third parties.

3.2 CellPoint shall [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] to procure that any Telco which is interested in using the Service in any context does so under a Telco Agreement and using the Yahoo! name and the Brand as described in Clause 5.1. If any Telco requires that it be permitted to co-brand the Service, Yahoo! shall be entitled to decide whether to permit such co-branding.

3.3 Should any Telco wish to use the Service but decline to use the Yahoo! name or the Brand, CellPoint [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]. Notwithstanding the previous sentence, CellPoint shall not [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

     [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

3.4 If Yahoo! has not executed [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] Telco Agreements for the Service by the end of the [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] starting from the date of this Agreement, or if Yahoo!

     has not executed [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] Telco Agreement for the Service by the end of the [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.], the parties shall [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] CellPoint to [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] and/or [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] by CellPoint under the Technology Licenses.

4.   THE TELCO AGREEMENT/TECHNOLOGY LICENSE/TERMS OF SERVICE

4.1 CellPoint hereby irrevocably appoints Yahoo! its exclusive agent for the purposes of entering into the Technology Licence for Yahoo! Find A Friend with the relevant Telco. Such appointment shall be for the duration of this Agreement. The exclusivity is without prejudice to CellPoint [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.].

4.2 CellPoint undertakes to comply with each Technology Licence entered into pursuant to this Agreement. Yahoo! will not vary the Technology Licence or the technical specifications of the Service without the prior consent of CellPoint (not to be unreasonably withheld or delayed).

4.3 Without prejudice to the generality of Clause 4.2, CellPoint warrants, represents and undertakes to Yahoo! (which enters into this Agreement in reliance thereon) as continuing warranties, representations and undertakings that:

     (a) the marketing, sale, provision, license or use of the Service and the Technology shall not infringe the Intellectual Property Rights or other rights of any person;

     (b) the Technology and the Service shall in all material respects perform in accordance with:

         (i) the technical specifications set out in Schedule 1; and

         (ii) all performance statements made in any promotional literature approved by CellPoint;

     (c) CellPoint has not entered into any commercial agreement with a Telco for the provision of the Technology or the Service in the Territory.

4.4 Yahoo represents and warrants that the Yahoo trade mark shall not infringe the Intellectual Property Rights or other rights of any person.

4.5 CellPoint shall perform all obligations to Telcos in relation to the Integration Services described in the Telco Agreement. Yahoo! will liaise with CellPoint on a case by case basis to determine the extent, scope and cost of the Integration Services.

4.6 The Service shall be provided to Users on Yahoo! standard Terms of Service set out in Schedule 4, as varied by Yahoo! from time to time.

4.7 CellPoint shall indemnify Yahoo! and hold Yahoo! harmless from and against all losses, damages, costs, claims and expenses suffered by Yahoo! arising out of:

     (a) any failure by CellPoint to comply with any Technology License; PROVIDED, HOWEVER, that CellPoint shall not have any liability hereunder to the extent that such failure arises out of or is caused directly and exclusively by the [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] Yahoo! to perform under the agreement [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] and Yahoo! or the failure of Yahoo! to perform hereunder; or

     (b) any failure by CellPoint to comply with its obligations under Clauses 4.2, 4.3 or 4.5.

4.8 [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

5.   BRANDING

5.1 The parties agree that the Service shall be marketed and provided under the Brand preceded by and in conjunction with the Yahoo! name (ie. Yahoo! Find A Friend), save as provided in this Clause 5.

5.2 CellPoint acknowledges that all Intellectual Property Rights in and to the Brand shall belong to and vest in Yahoo! and that CellPoint shall have no rights to use the Brand or the Yahoo! name. CellPoint shall be permitted such credit or other reference as may be agreed from time to time in relation to the Service.

5.3 For the avoidance of doubt, CellPoint acknowledges that nothing in this Agreement relates to any other Yahoo! property or Service including but not limited to the Yahoo! Mobile Messenger service except as provided in Clause 7.1(b) and CellPoint acquires no intellectual property rights in any Yahoo! property or service nor to any development work undertaken by either party relating to the integration of Yahoo! Find a Friend with any other Yahoo! property or service.

5.4 For the avoidance of doubt, Yahoo! acknowledges that nothing in this Agreement relates to any other CellPoint property or service and Yahoo! acquires no intellectual property rights in any other CellPoint property or service. Yahoo! acknowledges that it acquires no intellectual property rights in [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] the CellPoint trademark.

5.5 If Yahoo! permits CellPoint to use any of the Yahoo! trademarks, CellPoint shall comply with the Yahoo! trademark guidelines.

6.   CHANGES TO THE TECHNOLOGY

6.1 CellPoint and Yahoo! shall co-operate during the term of this Agreement to [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]. The costs and ownership of any such development work shall be agreed by the parties in advance. [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.].

7.   PAYMENT

7.1 In consideration for the use by Yahoo! of the Technology in promoting the Service and the other obligations of CellPoint set out in this Agreement, Yahoo! shall pay to CellPoint:

     (a) [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] for use of the Technology (exclusive of VAT) as Yahoo! receives from a Telco for the Service, and

     (b) [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] (exclusive of VAT) paid by a Telco to Yahoo! [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] the same Telco.

7.2 For each Telco Agreement, Yahoo! shall [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] for the Service of [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] provided that there is an agreement of principle with the Telco that [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.].

7.3 Any sums paid by a Telco to Yahoo! other than the sums referred to in Clause 7.1 (a) and (b) shall be exclusively for the account of Yahoo!

7.4 Yahoo! shall keep records of the sums referred to in Clause 7.1 and [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]. Yahoo! shall provide CellPoint with a self-billing invoice or other suitable statement of sums due.

7.5 The sums paid by Yahoo! to CellPoint shall be deemed to include valuable consideration paid by the Telco to CellPoint in relation to the grant of the rights set out in the Technology Licence.

8.   AUDIT

8.1 CellPoint may, at its cost, upon 7 days' prior written notice to Yahoo!, conduct an audit (which may include inspection) of Yahoo!'s records for the purpose of verifying the accuracy of any statement supplied by Yahoo! as evidence of the amounts owed to CellPoint under this Agreement. Any such audit will be carried out by CellPoint during normal business hours at Yahoo!'s premises. CellPoint will be allowed to take copies of relevant records necessary to compile an audit report. CellPoint undertake to keep confidential all matters discovered by it in relation to Yahoo!'s business whilst conducting the audit which are not already in the public domain, except in the context of legal proceedings brought by CellPoint against Yahoo! in connection with this Agreement or any other agreement or action between the parties.

8.2 In the event that an audit pursuant to Section 8.1 shows that the amounts paid to CellPoint pursuant to this Agreement were less than the amounts owed to CellPoint for the periods covered thereby, Yahoo! shall, within 30 days of receipt of written notice thereof from CellPoint, either
     (a) pay to CellPoint the differential amounts owed, or (b) notify CellPoint in writing that it does not agree with such calculations. In the event that CellPoint and Yahoo! disagree on amounts owed to CellPoint hereunder, CellPoint and Yahoo! shall cooperate with each other in order to reconcile their differences as promptly as practicable.

8.3 Subject to the Telco's consent, Yahoo! shall provide CellPoint with the results of any audit by Yahoo! of a Telco with respect to "Find a Friend".

9.   TERM AND TERMINATION

9.1 This Agreement shall commence on the date hereof and shall terminate [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] after that date, unless either party terminates the Agreement at the end of the first year by giving written notice to the other not less than [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] before the end of the first year.

9.2 Either party may (without prejudice to its other rights) terminate this Agreement by notice in writing to the other:

     (a) if a voluntary agreement is approved, or an administration order is made, or a receiver or administrative receiver is appointed over any of the other party's assets or an undertaking or a resolution or petition to wind up the other party is passed or presented (other than for the purposes of amalgamation or reconstruction) or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order or a similar event occurs in respect of the other party in any other jurisdiction; or

     (b) if the other party breaches any material obligation hereunder and (in the case of a remediable breach) fails to remedy the breach within thirty days of receipt of written notice so to do and such termination shall take effect either forthwith or at a date specified in such notice.

9.3 Yahoo! may (without prejudice to its other rights) terminate this Agreement by notice in writing to CellPoint:

     (a) [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] of Yahoo! (for this purpose, a person or company shall [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]; or

     (b) if in the reasonable opinion of Yahoo!, [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

     and such termination shall take effect either forthwith or at a date specified in such notice.

9.4 Termination of this Agreement for any reason shall be without prejudice to the accrued rights of either party including but not limited to CellPoint's rights under Clause 7.1, to the right of Yahoo! to fulfil any orders for the Service and Telco Agreements placed prior to termination and to Clause 10.

10.  CONFIDENTIALITY

10.1 CellPoint agrees that it shall have no right to use any User Data (other than for the purpose of performing this Agreement) and that, as between CellPoint and Yahoo!, all Intellectual Property Rights in and to the User Data shall vest in Yahoo!.

10.2 The parties shall not use, copy, adapt, alter, disclose or part with possession of any business, employee or Telco information or data (including, in the case of CellPoint, the User Data, and in the case of Yahoo!, the Technology) of the other which is disclosed or otherwise comes into its possession directly or indirectly as a result of this Agreement and which is of a confidential nature ("Information") except as strictly necessary to perform its obligations or exercise its rights hereunder PROVIDED THAT this obligation shall not apply to Information:

     (a) which the receiving party can prove was in its possession or in the public domain at the date it was received or obtained; or

     (b) which the receiving party lawfully or properly obtains without obligation of confidentiality; or

     (c) comes into the public domain otherwise than through the default or negligence of the receiving party; or

     (d) [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.]

     (e) which, with the prior consent of the other party (such consent not to be unreasonably withheld or delayed) is disclosed to obtain or maintain any listing on any recognised stock exchange; or

     (f) is required to be disclosed to a court or a body having similar authority PROVIDED THAT the other party is given prompt notice and, at the other party's request and expense, the receiving party uses reasonable endeavours to obtain a protective order and otherwise to protect the Information; or

     (g) which is required to be disclosed by the receiving party or on its behalf to its auditors (whether internal or external), regulators and other third parties who have the right to require that the receiving party supplies the relevant information.

10.3 CellPoint shall submit to Yahoo! all advertising, written sales promotion, press releases and other publicity matters relating to this Agreement and Yahoo! Find A Friend and shall not publish or use such advertising, sales promotion, press releases or publicity matters without the prior written approval of Yahoo! not to be unreasonably withheld.

10.4 In the event that CellPoint elects to file this Agreement with the Securities and Exchange Commission or any other securities exchange or market, regulatory authority or similar body, CellPoint will provide to Yahoo!, no less than five (5) business days before the expected date of the filing (the "Filing Date"), a copy of the Agreement marked to show the sections on which CellPoint plans to seek confidential treatment. CellPoint agrees to expand its confidential treatment request to include those provisions of this Agreement reasonably indicated by Yahoo! IN WRITING to CellPoint before the Filing Date as terms on which Yahoo! requests confidential treatment. Any failure to comply with the previous two sentences will be considered a material breach of this Agreement by CellPoint.

11.  MEETINGS

11.1 The parties shall have regular quarterly meetings (in person or by audio or video conference as agreed) to discuss the progress of this Agreement, such meetings to be minuted and copies of such minutes circulated to both parties. Any complaints or problems shall be discussed at such meeting and appropriate action shall be taken. Any unresolved problems emerging from such meetings shall be referred immediately to a Director of Yahoo! and a Director of CellPoint who shall attempt to resolve the issue.

12.  LIABILITY

12.1 Neither Yahoo! nor CellPoint shall be liable to the other in connection with the exercise of its rights or the performance of its obligations hereunder for any indirect, incidental, special or consequential loss whether arising from negligence, breach of contract or howsoever.

12.2 Neither party shall be liable to the other in respect of any failure to comply with its obligations hereunder to the extent that such failure arises out of the failure by the other party to perform its obligations hereunder.

13.  ASSIGNMENT

13.1 Neither party shall assign, charge or otherwise deal with all or any of its rights and obligations hereunder whether in whole or in part without the prior written consent of the other

14.  SERVICE OF NOTICE

14.1 Any notice, invoice, demand or other communication which may be given by either party under this Agreement shall be deemed to have been duly given if sent by prepaid recorded delivery post or by recognised overnight international couriers, to each party's address listed below:

     Address for Yahoo!:
     12 Lancer Square
     London W8 4EH

     Address for CellPoint Systems AB:
     Sofielundsvagen 4
     S-191 47 Sollentuna
     Sweden

     or to such other address as a party shall have notified to the other in writing pursuant hereto. Any such notice, invoice, demand or other communication shall be deemed to be effective on the earlier of receipt by the intended party or four days after being posted if sent by post in accordance with this clause.

15.  WARRANT

15.1 CellPoint shall procure that simultaneously with the execution of this Agreement, and as additional consideration for Yahoo! entering into this Agreement, CellPoint Inc., a Nevada corporation and parent of CellPoint, shall issue to Yahoo! Inc., a Delaware corporation, a warrant to purchase shares of common stock of CellPoint, Inc. in the form attached hereto as
     Schedule 5. Execution by CellPoint, Inc of the warrant attached as
     Schedule 5 shall be a CONDITION PRECEDENT to this Agreement.

16.  GENERAL

16.1 Failure by either party to exercise or enforce any right conferred by this Agreement shall not be deemed to be a waiver of any such right nor operate so as to bar the exercise or enforcement thereof or of any other right on any other occasion.

16.2 If any part, term or provision of this Agreement not being of a fundamental nature be held illegal or unenforceable the validity or enforceability of the remainder of this Agreement shall not be affected.

16.3 This Agreement may only be modified if such modification is in writing and signed by a duly authorised representative of each party.

16.4 This Agreement represents the entire understanding between the parties in relation to the subject matter hereof and supersedes all agreements made by either party, whether oral or written with respect to the same subject matter save for any confidentiality agreement between the parties. The parties agree that, save as expressly set out herein, neither party will have any liability for any untrue statement or representation made by it (whether innocently or negligently) upon which the other party relied in entering into this Agreement, unless such untrue statement or representation was made fraudulently. This Agreement shall prevail over any inconsistent terms and conditions in any other agreement between the parties or referred to in correspondence or elsewhere and any conditions or stipulations to the contrary are hereby excluded and extinguished.

16.5 This Agreement shall be governed by and construed and interpreted in accordance with the law of Sweden, and the parties hereby submit to the jurisdiction of the Stockholm City Court (Sw. Stockholm Tinsratt).

IN WITNESS whereof the parties or their authorised representatives have set their hands the day and year first above written

/s/ Fabiola R. Arredondo
---------------------------------------
For and on Behalf of Yahoo! Sverige AB

Name: Fabiola R. Arredondo
      --------------------------------
Title: Managing Director, Yahoo!Europe
       -------------------------------
Date: May 4, 2000
      --------------------------------
/s/ Peter Henricsson
--------------------------------------
For and on Behalf of CellPoint Systems
AB

Name: Peter Henricsson
      --------------------------------
Title: Chairman
       -------------------------------
Date: May 4, 2000
      --------------------------------